UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014

GREENHUNTER RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33893	20-4864036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1048 Texan Trail

Grapevine, Texas 76051

(Address of principal executive offices, including zip code)

(972) 410-1044

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

In accordance with its charter, the Audit Committee of the Board of Directors of GreenHunter Resources, Inc. (the “Company”) annually selects and engages the Company’s independent registered public accounting firm for each year. The Audit Committee initially selected and engaged Hein & Associates LLP (“Hein”) as the Company’s independent registered public accountants for fiscal 2014. Hein had also audited the Company’s financial statements for 2013 and 2012. Recently, senior management of the Company concluded that it would be in the Company’s best interest for the Company to engage a new independent registered public accounting firm for 2014 with experience in auditing master limited partnerships. The Company recently filed with the Internal Revenue Service a request for a ruling that certain of its income to be derived by a newly formed limited partnership will constitute qualifying income. The Audit Committee was kept apprised of this matter.

On September 3, 2014, the Company, with the approval of the audit committee, dismissed Hein as the Company’s independent registered public accounting firm and engaged BDO USA, LLP (“BDO”) as the Company’s independent auditor for the fiscal year ending December 31, 2014.

Hein’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and the subsequent interim period through September 3, 2014, there were (i) no disagreements between the Company and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years.

In April, 2013, Hein advised the Company of the below-described deficiency that constituted a material weakness in the Company’s internal controls over financial reporting: in connection with the preparation of the Company’s financial statements, the Company had a lack of sufficient, qualified personnel to design and manage an effective control environment.

Due to the lack of sufficient, qualified personnel, the Company did not have the appropriate level of accounting knowledge, experience and training in US GAAP to assess the completeness and accuracy of our accounting matters. In addition, the Company did not maintain effective controls over the period-end financial reporting process, including controls with respect to the preparation, review, supervision and monitoring of accounting operations. Specifically, the Company did not maintain effective controls to provide reasonable assurance that monthly account reconciliations were reviewed on a timely basis and that monthly and quarterly financial information was prepared and reviewed timely. The Company had insufficient segregation of duties and insufficient controls that would mitigate conflicting roles within the control environment to prevent material misstatement.

The Company has remediated the above described material weakness.

The Company will ask stockholders at the 2014 annual meeting of stockholders to ratify the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

During the Company's two most recent fiscal years ended December 31, 2013 and through the date of BDO’s engagement, the Company did not consult with BDO on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and BDO did not provide either a written report or oral advice to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Hein with a copy of this Current Report on Form 8-K and Hein furnished the attached letter addressed to the Securities and Exchange Commission stating that it agrees with the statements made herein. The Hein letter is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits.

Exhibit Number	Exhibit Title
99.1	Letter provided by Hein & Associates LLP, dated September 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: September 4, 2014	By:	/s/ Morgan F. Johnston
Name: Morgan F. Johnston
Title: Sr. VP, General Counsel and Secretary

Exhibit Number	Exhibit Title
99.1	Letter provided by Hein & Associates LLP, dated September 4, 2014